Exhibit 99.1


                         Tier Reports Fiscal 2005 Second
        Quarter Results; Record Second Quarter Revenues of $35.3 Million
                             Represents 19% Growth


    RESTON, Va.--(BUSINESS WIRE)--May 5, 2005--Tier Technologies, Inc. (Nasdaq:TIER), a leading provider of transaction processing and packaged software and systems integration solutions for public sector clients, today announced results for its fiscal second quarter ended March 31, 2005.
    Net revenues for the fiscal 2005 second quarter were $35.3 million, an increase of 19% as compared to $29.7 million in the fiscal 2004 second quarter, and the highest second quarter net revenues in Tier's history. Year over year net revenue growth was driven primarily by increased adoption of the transaction processing services of Tier's Electronic Payment Processing segment, and by increased revenues of the Packaged Software and Systems Integration segment.
    Net income from continuing operations per diluted share was $0.06 in the fiscal 2005 second quarter, as compared to net income from continuing operations per diluted share of $0.07 in the same period a year ago.
    Cash, cash equivalents and investments on March 31, 2005 totaled $60.6 million as compared to $69.5 million on September 30, 2004. This decrease is primarily attributable to an increase in capital expenditures and start-up costs relating to the Michigan Child Support State Disbursement Unit project, and to Tier's first quarter strategic investment in CPAS Systems.
    "Tier outperformed internal expectations on both the top and bottom line in the second quarter," said James R. Weaver, Chairman and Chief Executive Officer. "We are very pleased to report 19% year over year revenue growth, leading to record second quarter revenues of $35.3 million. Our Electronic Payment Processing segment generated impressive second quarter annual revenue growth of 34%, and organic revenue growth of 21% for the second consecutive quarter, as well as double digit increases in dollars processed across all payment types."
    Mr. Weaver continued, "The second quarter was a pivotal one for our Government Business Process Outsourcing segment, and as of the end of April, processing of transactions has begun at our Michigan Child Support State Disbursement Unit project. The overall start-up project costs were less than projected, which should contribute to the bottom line in future periods."
    "Tier's balance sheet remains strong with cash, cash equivalents and investments of $60.6 million, and provides excellent flexibility to continue growing the business both organically and through acquisitions," Weaver stated. "The kind of consistently strong financial results reported today are enabled by Tier's transaction processing focused business model. We believe that Tier's financial strength, and broad transaction processing expertise position the company well for future opportunities," added Weaver.

    Financial Outlook

    For the fiscal third quarter of 2005, Tier currently expects revenues of between $47.0 million to $48.0 million, and earnings per diluted share of $0.17 to $0.18.
    For the full fiscal year 2005, Tier currently expects revenues of between $147.0 million to $149.0 million, and earnings per diluted share of $0.28 to $0.30.
    These amounts represent management's current expectations about Tier's future financial performance, based on information available at this time.

    Conference Call

    Tier will host a conference call today at 5:00 p.m. Eastern Time to discuss these results. To access the conference call, please dial
(800) 399-0129. The conference call will also be broadcast live via the Internet at www.Tier.com. A replay will be available at www.Tier.com or by calling (800) 642-1687 and entering 5539560 from two hours after the end of the call until 11:59 p.m. Eastern Time on May 12, 2005.

    About Tier

    Tier is a leading provider of transaction processing and packaged software and systems integration services for public sector clients. We combine our understanding of enterprise-wide systems with domain knowledge enabling our clients to rapidly channel emerging technologies into their operations. We focus on sectors that we believe are driven by forces that make demand for our services less discretionary and are likely to provide us with recurring long-term revenue streams. Tier is included in the Russell 3000(R) Index. More information about the Company is available at www.Tier.com.

    Statements made in this press release that are not historical facts, including statements regarding expectations for future revenues, earnings, and expenses, are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.
    Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; failure to achieve anticipated gross margin levels with respect to individual projects, including due to unanticipated costs incurred in fixed-price or transaction-based projects; the timing, initiation, completion, renewal, extension or early termination of client projects; the Company's ability to realize revenues from its business development opportunities and achieve cost savings from its restructuring activities; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.
    For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the Company's annual report on Form 10-K for the year ended Sept. 30, 2004, our most recent quarterly report on Form 10-Q for the quarter ended December 31, 2004, as well as other filings with the SEC.



                       (Financial tables follow)


                        TIER TECHNOLOGIES, INC.
                 Condensed Consolidated Balance Sheets

                                              March 31,  September 30,
(in thousands)                                  2005         2004
----------------------------------------------------------------------
                                            (unaudited)
ASSETS
    Current assets:
      Cash and cash equivalents               $ 40,052     $ 35,174
      Short-term investments                    16,347       20,909
      Accounts receivable, net                  20,285       16,091
      Unbilled receivables                       6,343        5,046
      Short-term portion of notes and
       accrued interest receivable
       from related parties                        488          405
      Prepaid expenses and other current
       assets                                    7,424        6,699
----------------------------------------------------------------------
        Total current assets                    90,939       84,324

    Property, equipment and software (net
     of $21,171 and $22,941 depreciation
     and amortization at March 31, 2005 and
     September 30, 2004, respectively)          12,143        7,158
    Long-term notes and accrued interest
     receivable from related parties,
     less current portion                        2,182        2,001
    Goodwill                                    40,594       37,824
    Other acquired intangible assets, net       28,454       30,761
    Long-term investments                          797       10,135
    Restricted investments                       3,391        3,329
    Other assets                                 1,912        1,937
----------------------------------------------------------------------
        Total assets                          $180,412     $177,469
======================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities:
      Accrued liabilities                     $  7,913     $  7,501
      Income taxes payable                       7,139        7,007
      Deferred income                            5,587        5,269
      Accrued compensation liabilities           5,088        4,623
      Accounts payable                           3,158        2,626
      Accrued subcontractor expenses             3,065        2,478
      Other current liabilities                    145          228
----------------------------------------------------------------------
        Total current liabilities               32,095       29,732

    Other liabilities                            1,935        1,787
----------------------------------------------------------------------
        Total liabilities                       34,030       31,519
----------------------------------------------------------------------

Commitments and contingencies

    Shareholders' equity:
      Common stock, no par value (Class B
       stock authorized: 42,600 shares;
       Class B stock issued and outstanding
       20,356 and 20,324 shares at
       March 31, 2005 and September 30, 2004,
       respectively)                           172,387      172,136
      Notes receivable from shareholders        (1,773)      (1,773)
      Accumulated other comprehensive loss        (252)        (258)
      Accumulated deficit                      (23,980)     (24,155)
----------------------------------------------------------------------
        Total shareholders' equity             146,382      145,950
----------------------------------------------------------------------
        Total liabilities and shareholders'
         equity                               $180,412     $177,469
======================================================================



                        TIER TECHNOLOGIES, INC.
            Condensed Consolidated Statements of Operations

                              (unaudited)

                                  Three Months Ended  Six Months Ended
                                       March 31,         March 31,
                                   ----------------- -----------------
(in thousands, except per share
 data)                              2005     2004     2005     2004
----------------------------------------------------------------------
Net revenues                       $35,277  $29,659  $66,956  $56,169

Costs and expenses:
   Direct costs                     23,061   19,399   44,944   37,367
   General and administrative        6,871    6,293   13,751   12,593
   Selling and marketing             3,013    1,756    5,592    3,133
   Depreciation and amortization     1,570    1,107    3,120    2,238
   Restructuring and other charges      --        5       --    1,261
----------------------------------------------------------------------
       Total costs and expenses     34,515   28,560   67,407   56,592
----------------------------------------------------------------------
Income (loss) before other income
 (loss), income taxes and
 discontinued operations               762    1,099     (451)    (423)
----------------------------------------------------------------------

Other income (loss):
   Equity in net loss of
    unconsolidated affiliate          (152)      --     (252)      --
   Net interest income                 519      293      898      570
----------------------------------------------------------------------
       Total other income              367      293      646      570
----------------------------------------------------------------------
Income before income taxes and
 discontinued operations             1,129    1,392      195      147
Provision for income taxes              20       35       20       70
----------------------------------------------------------------------
Net income from continuing
 operations                          1,109    1,357      175       77

Income (loss) from discontinued
 operations, net of income taxes        --      164       --   (1,401)
----------------------------------------------------------------------
Net income (loss)                  $ 1,109  $ 1,521  $   175  $(1,324)
======================================================================

Income from continuing operations,
 net of income taxes:
   Per basic share                 $  0.06  $  0.07  $  0.01  $    --
   Per diluted share               $  0.06  $  0.07  $  0.01  $    --

Income (loss) from discontinued
 operations, net of income taxes:
   Per basic share                 $    --  $  0.01  $    --  $ (0.07)
   Per diluted share               $    --  $  0.01  $    --  $ (0.07)

Net income (loss):
   Per basic share                 $  0.06  $  0.08  $  0.01  $ (0.07)
   Per diluted share               $  0.06  $  0.08  $  0.01  $ (0.07)

Shares used in computing:
   Basic income (loss) per share    19,464   18,808   19,448   18,755
   Diluted income (loss) per share  19,539   19,217   19,573   19,083



                        TIER TECHNOLOGIES, INC.
            Condensed Consolidated Statements of Cash Flows

                              (unaudited)

                                                     Six Months Ended
                                                         March 31,
                                                     -----------------
(in thousands)                                         2005     2004
----------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income from continuing operations             $   175  $    77
   Non-cash items included in net income:
      Depreciation and amortization                    4,190    3,287
      Recognized loss on impairment of investments        --      135
      Provision for doubtful accounts                    469      272
      Recognized loss from forgiveness of employees'
       notes                                              --        8
      Equity loss in 45%-owned unconsolidated
       affiliate                                         252       --
   Net effect of changes in assets and liabilities:
      Accounts receivable                             (4,663)   8,581
      Prepaid expenses and other assets               (2,262)    (347)
      Accounts payable and accrued liabilities         2,298    5,040
      Deferred revenue                                   318       51
----------------------------------------------------------------------
          Net cash provided by operating activities
           from continuing operations                    777   17,104
----------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Maturities and sales of available-for-sale
       securities                                     18,377   15,515
      Purchases of available-for-sale securities      (3,715) (11,841)
      Purchase of equipment and software              (6,593)    (908)
      Investment in subsidiaries and unconsolidated
       affiliate                                      (4,093)      --
      Restricted investments                             (62)      --
      Other                                               41      (31)
----------------------------------------------------------------------
      Net cash from continuing operations provided
       by investing activities                         3,955    2,735
----------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net proceeds from issuance of Class B common
       stock                                             251    1,177
      Capital lease obligations and other financing
       arrangements                                      (44)     (87)
----------------------------------------------------------------------
          Net cash from continuing operations
           provided by financing activities              207    1,090
----------------------------------------------------------------------
      Net cash provided by continuing operations       4,939   20,929
      Net cash (used in) provided by discontinued
       operations                                        (61)     542
----------------------------------------------------------------------
      Net increase in cash and cash equivalents        4,878   21,471
      Cash and cash equivalents at beginning of
       period                                         35,174   13,928
----------------------------------------------------------------------
      Cash and cash equivalents at end of period     $40,052  $35,399
======================================================================

Supplemental disclosures of cash flow information:
      Cash paid during the period for:
          Interest                                   $    14  $    28
          Income taxes paid (refunded), net          $   126  $(6,939)

Supplemental disclosures of non-cash transactions:
      Equipment acquired under capital lease
       obligations and other financing arrangements  $    40  $    --




    CONTACT: Tier Technologies, Inc., Reston
             Jeffrey A. McCandless, 571-382-1092
                 or
             Matt Brusch, 571-382-1048